This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration Statement No. 333-250203
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 3, 2022
PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 19, 2020)
Shares
Veritex Holdings, Inc.
Common Stock

We are offering shares of our common stock, par value $0.01 per share.
Our common stock is listed on the Nasdaq Global Market, or “Nasdaq”, under the symbol “VBTX.” The last reported sales price of our common stock on Nasdaq on March 2, 2022 was $41.20 per share.
Investing in our common stock involves risks. Before investing in our common stock, you should consider the information under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 5 of the accompanying prospectus and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated herein by reference.
	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

(1)
Assumes no exercise of the underwriters’ option to purchase additional shares described below.

(2)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have granted the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional      shares of common stock from us on the same terms and conditions set forth above.
None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Texas Department of Banking or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Veritex Holdings, Inc. and are not insured or guaranteed by the FDIC or any other governmental agency.
Certain of our directors and officers have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.
The underwriters are offering the shares of our common stock as set forth in the “Underwriting” section of the prospectus supplement. The underwriters expect to deliver the shares of common stock in book-entry form only through the facilities of The Depository Trust Company, against payment on or about            , 2022.

Joint Bookrunners		Passive Bookrunner
Keefe, Bruyette & Woods A Stifel Company	Goldman Sachs & Co. LLC	Raymond James
Co-Managers
Piper Sandler	Stephens Inc.

Prospectus Supplement dated            , 2022.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered, the risks of investing in this offering of our common stock and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated November 19, 2020, which is included as part of our shelf registration statement on Form S-3 (File No. 333-250203). That registration statement and the accompanying prospectus provide more general information about securities that we may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.
This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.
In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Veritex Holdings, Inc.,” “Veritex,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Veritex Holdings, Inc. and its consolidated subsidiaries.
Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriters’ option to purchase additional shares from us is not exercised.
Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.
Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy our common stock in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.
Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.veritexbank.com. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.
We have filed a shelf registration statement (File No. 333-250203) with the SEC registering the offering of various of our securities, including the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or “Exchange Act”, except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2021;

•
our Current Report on Form 8-K, filed with the SEC on January 25, 2022 (other than information that is furnished but deemed not to have been filed); and

•
the description of our common stock contained in our Form 8-A filed with the SEC on October 8, 2014, including any amendment to that form that we may file with the SEC in the future for the purpose of updating the description of our common stock.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:
Veritex Holdings, Inc.
Attention: Investor Relations
8214 Westchester Drive Suite 800
Dallas, Texas 75225
Telephone: (972) 349-6200

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, the expected payment date of our quarterly cash dividend, impact of certain changes in our accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, our future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. You should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:
•
risks related to the concentration of our business in Texas, and specifically within the Dallas-Fort Worth metroplex and the Houston metropolitan area, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas-Fort Worth metroplex and the Houston metropolitan area;

•
uncertain market conditions and economic trends nationally, regionally and particularly in the Dallas-Fort Worth metroplex, Houston metropolitan area and Texas, including as a result of the COVID-19 pandemic;

•
risks related to the impact of the COVID-19 pandemic, including variants thereof such as the delta variant, on our business and operations, even as a vaccine becomes widely available, and considering the potential of resurgences or additional waves of infection;

•
possible additional loan losses and impairment of the collectability of loans, particularly as a result of the COVID-19 pandemic and the programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, including its automatic loan forbearance provisions, and our Paycheck Protection Program, or “PPP”, lending activities;

•
the effects of regional or national civil unrest;

•
changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

•
risks related to our strategic focus on lending to small to medium-sized businesses;

•
the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses;

•
our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;

•
our ability to recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

•
changes in our accounting policies, standards and interpretations;

•
our ability to retain executive officers and key employees and their customer and community relationships;

•
risks associated with our commercial real estate and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

•
risks associated with our commercial loan portfolio, including the risk of deterioration in value of the general business assets that generally secure such loans;

•
our level of nonperforming assets and the costs associated with resolving problem loans, if any, and complying with government-imposed foreclosure moratoriums;

•
potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

•
risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

•
our ability to maintain adequate liquidity (including in compliance with community bank leverage ratio standards and the effect of the transition to the current expected credit loss methodology for allowances and related adjustments) and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

•
potential fluctuations in the market value and liquidity of our debt securities;

•
the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•
our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting;

•
risks associated with fraudulent and negligent acts by our customers, employees or vendors;

•
our ability to keep pace with technological change or difficulties when implementing new technologies;

•
risks associated with difficulties and/or terminations with third-party service providers and the services they provide;

•
risks associated with unauthorized access, cyber-crime and other threats to data security;

•
potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

•
our ability to comply with various governmental and regulatory requirements applicable to financial institutions;

•
the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs;

•
uncertainty regarding the future of LIBOR and any replacement alternatives on our business;

•
governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System;

•
our ability to comply with supervisory actions by federal and state banking agencies;

•
changes in the scope and cost of FDIC, insurance and other coverage; and

•
systemic risks associated with the soundness of other financial institutions

We urge you to consider all of these risks, uncertainties and other factors as well as those risks discussed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2021, carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in any forward-looking statement. Any forward-looking statement made in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference in this prospectus supplement or the accompanying prospectus speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith, and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference herein or therein.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.
Veritex Holdings, Inc.
Veritex Holdings, Inc. is a Texas state banking organization with corporate offices in Dallas, Texas. Through our wholly owned subsidiary, Veritex Community Bank (the “Bank”), a Texas state chartered bank, we provide a full range of banking services, including commercial and retail lending and checking and savings deposit products, to individual and corporate customers.  Beginning at our operational inception in 2010, we initially targeted customers and focused our acquisitions primarily in the Dallas metropolitan area, which we consider to be Dallas and the adjacent communities in North Dallas. Our current primary market now includes the broader Dallas-Fort Worth metroplex and the Houston metropolitan area. As we continue to grow, we may expand to other metropolitan banking markets in Texas.
Our principal executive offices are located at 8214 Westchester Drive, Suite 800, Dallas, Texas 75225, and our telephone number is (972) 349-6200. Our common stock is traded on the Nasdaq Global Market under the symbol “VBTX.” Additional information about us and our subsidiaries may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”
Recent Developments
Pending Acquisition of StoneCastle Insured Sweep, LLC
On March 3, 2022, we entered into a definitive agreement (the “Unit Purchase Agreement”) to acquire StoneCastle Cash Insured Sweep, LLC (d/b/a as interLINK), a subsidiary of StoneCastle Partners, LLC (“StoneCastle”), in a stock and cash transaction valued at approximately $91 million. StoneCastle administers approximately $8 billion of deposits through FDIC-insured cash sweep programs for several of the nation’s leading broker/dealers and clearing firms. As of December 31, 2021, StoneCastle reported, on a consolidated basis, total assets of $1.9 million and total members’ equity of $(5.1) million.
Under the terms of the Unit Purchase Agreement, we will issue approximately 2.1 million shares of our common stock to StoneCastle and pay approximately $3 million in cash. Upon close of the transaction, StoneCastle will hold a minority stake of approximately 4% in Veritex. StoneCastle has agreed that 50% of the Veritex shares issued as consideration will be subject to a restriction on sale by StoneCastle until the earlier of six months after closing of the transaction and December 1, 2022.
The transaction has been unanimously approved by the boards of directors of Veritex and StoneCastle. The transaction is expected to close in the third quarter of 2022, subject to satisfaction of customary closing conditions, including receipt of customary regulatory approvals from the FDIC and the Texas Department of Banking.

THE OFFERING
Issuer
Veritex Holdings, Inc.
Shares of common stock offered by us
       shares (or         shares if the underwriters exercise in full their option to purchase additional shares).
Shares of common stock to be outstanding after
the offering
       shares (or         shares if the underwriters exercise in full their option to purchase additional shares).(1)
Public offering price per share
$
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes and to support our continued growth, including investments in our bank subsidiary and future strategic acquisitions.
Indication of interest
Certain of our directors and officers have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.
Risk factors
You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-14 in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement, along with all other information included in and incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.
Listing and trading symbol
Our common stock is listed on the Nasdaq Global Market under the symbol “VBTX.”

(1)
The number of shares of common stock to be outstanding immediately following this offering is based on 49,580,459 shares of common stock outstanding as of February 24, 2022 and excludes:

•
961,967 shares of common stock issuable upon the exercise of outstanding time-based options at a weighted average exercise price of $22.56 per share (797,930 shares of which were exercisable), as of February 28, 2022;

•
974,003 shares of common stock underlying outstanding restricted stock units that were not fully vested as of February 28, 2022;

•
2.1 million shares of our common stock issuable upon completion of the pending acquisition of Stonecastle Insured Sweep, LLC. See “Prospectus Supplement Summary — Recent Developments — Pending Acquisition of Stonecastle Insured Sweep, LLC” in this prospectus supplement.

We, each of our executive officers, and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting — Lock-Up Agreements” in this prospectus supplement.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table sets forth our summary historical consolidated financial and other data for the periods and as of the dates presented. We derived the summary consolidated selected income statement data for the years ended December 31, 2021, 2020 and 2019 and the summary consolidated selected period-end balance sheet data as of December 31, 2021 and December 31, 2020 from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary consolidated selected period-end balance sheet data as of December 31, 2019 was derived from our audited consolidated financial statements, which are not included or incorporated by reference in this prospectus supplement.
You should read the following financial information relating to us in conjunction with other information contained in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related accompanying notes incorporated herein by reference. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period.
	As of and for the Year Ended December 31,
(Dollars in thousands, except per share data)	2021	2020	2019
Selected Income Statement Data:
Net interest income	$280,783	$265,798	$285,097
Provision for credit losses and unfunded commitments	(4,830)	65,669	21,514
Net interest income after provision for credit losses	285,613	200,129	263,583
Noninterest income	58,405	47,344	30,080
Noninterest expense	167,712	159,387	177,803
Income before income tax	176,306	88,086	115,860
Income tax expense	36,722	14,203	25,121
Net income	139,584	73,883	90,739
Share Data:
Basic earnings per common share	$2.83	$1.48	$1.71
Diluted earnings per common share	2.77	1.48	1.68
Book value per common share	26.64	24.39	23.32
Tangible book value per common share(2)	17.49	15.70	14.73
Basic weighted average common shares outstanding	49,405	49,884	53,154
Diluted weighted average common shares outstanding	50,352	50,036	53,978
Selected Period-end Balance Sheet Data:
Total assets	$9,757,249	$8,820,871	$7,954,937
Cash and cash equivalents	379,784	230,825	251,550
Debt securities	1,052,494	1,055,201	997,330
Total loans(1)	7,341,143	6,427,924	5,921,071
Allowance for credit losses	77,754	105,084	29,834
Goodwill	403,771	370,840	370,840
Intangibles	66,017	61,733	72,263
Noninterest-bearing deposits	2,510,723	2,097,099	1,556,500
Interest-bearing deposits	3,276,312	2,958,456	2,654,972
Total deposits	7,363,615	6,512,846	5,894,350
Advances from FHLB	777,562	777,718	677,870
Other borrowings	227,764	262,778	145,571
Total stockholders’ equity	1,315,079	1,203,376	1,190,797

	As of and for the Year Ended December 31,
(Dollars in thousands, except per share data)	2021	2020	2019
Performance Ratios:
Return on average assets(3)	1.49%	0.87%	1.14%
Return on average equity(3)	11.01	6.34	7.57
Net interest margin(4)	3.24	3.39	3.97
Efficiency ratio(5)	49.45	50.90	56.41
Loans to deposits ratio	100.4	104.2	100.5
Loans to deposits ratio, excluding MW	92.0	89.8	97.3
Summary Credit Quality Ratios:
Nonperforming assets to total assets	0.51%	0.99%	0.50%
Nonperforming loans to total loans	0.74	1.46	0.56
Allowance for credit losses to nonperforming loans	155.1	123.19	89.22
Allowance for credit losses to total loans, excluding MW and PPP	1.15	1.80	0.52
Net charge-offs to average loans outstanding	0.38	0.36	0.19
Capital Ratios:
Total stockholders’ equity to total assets	13.48%	13.64%	14.97%
Tangible common equity to tangible assets(6)	9.28	9.23	10.01
Tier 1 capital to average assets(3)	9.05	9.43	10.17
Tier 1 capital to risk-weighted assets	8.89	9.66	11.02
Common equity tier 1 (to risk-weighted assets)	8.58	9.30	10.60
Total capital to risk-weighted assets	11.60	13.57	13.10

(1)
Total loans does not include loans held for sale and deferred fees. Loans held for sale were $26 million as of December 31, 2021, $21.4 million as of December 31, 2020 and $14.1 million as of December 31, 2019. Deferred fees were $9.5 million as of December 31, 2021, $2.5 million as of December 31, 2020 and $134 thousand as of December 31, 2019. Total loans also excludes $53.0 million of PPP loans held for investment.

(2)
We calculate tangible book value per common share as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization, divided by the number of common shares outstanding at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, as defined below, and the most directly comparable financial measure calculated in accordance with GAAP is book value per common share. See our reconciliation in the “— Non-GAAP Financial Measures” note below.

(3)
Except as otherwise indicated in this footnote, we calculate our average assets and average equity for a period by dividing the sum of our total assets or total stockholders’ equity, as the case may be, as of the close of business on each day in the relevant period, by the number of days in the period. We have calculated our return on average assets and return on average equity for a period by dividing net income for that period by our average assets and average equity, as the case may be, for that period.

(4)
Net interest margin represents net interest income, annualized, divided by average interest-earning assets.

(5)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(6)
We calculate tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization, and we calculate tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization. We calculate tangible common equity to tangible assets as tangible common equity divided by tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure and the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets. See our reconciliation in the “— Non-GAAP Financial Measures” note below.
Non-GAAP Financial Measures
Our accounting and reporting policies conform to GAAP and the prevailing practices in the financial services industry. However, we also evaluate our performance by reference to certain additional financial measures discussed herein that we identify as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures or both.
The non-GAAP financial measures that we discuss herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.
Tangible Book Value Per Common Share.   Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by the number of common shares outstanding at the end of the relevant period. The most directly comparable financial measure calculated in accordance with GAAP is our book value per common share.
We believe that this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and core deposit intangibles have the effect of increasing total book value while not increasing our tangible book value.
The following table reconciles, as of the dates set forth above, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared to our book value per common share:
	For the Year Ended December 31,
	2021	2020	2019
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders’ equity	$1,315,079	$1,203,376	$1,190,797
Adjustments:
Goodwill	(403,771)	(370,840)	(370,840)
Core deposit intangibles	(47,998)	(57,758)	(67,546)
Tangible common equity	$863,310	$774,778	$752,411
Common shares outstanding	49,372	49,340	51,064
Book value per common share	$26.64	$24.39	$23.32
Tangible book value per common share	$17.49	$15.70	$14.73

Tangible Common Equity to Tangible Assets.   Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). The most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.
We believe that this measure is important to many investors who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in intangible assets. Goodwill and core deposit intangibles have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.
The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets:
	For the Year Ended December 31,
	2021	2020	2019
	(Dollars in thousands)
Tangible Common Equity
Total stockholders’ equity	$1,315,079	$1,203,376	$1,190,797
Adjustments:
Goodwill	(403,771)	(370,840)	(370,840)
Core deposit intangibles	(47,998)	(57,758)	(67,546)
Total tangible common equity	$863,310	$774,778	$752,411
Tangible Assets
Total assets	$9,757,249	$8,820,871	$7,954,937
Adjustments:
Goodwill	(403,771)	(370,840)	(370,840)
Core deposit intangibles	(47,998)	(57,758)	(67,546)
Tangible assets	$9,305,480	$8,392,273	$7,516,551
Tangible Common Equity to Tangible Assets	9.28%	9.23%	10.01%

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information contained in this prospectus supplement, including the risks and uncertainties described below and under “Special Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, including the risks and uncertainties described under “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2021. If any of such risks and uncertainties actually occur, our business, financial condition, liquidity, results of operations and prospects could be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to This Offering and Our Common Stock
The market price of our common stock may fluctuate significantly.
The market price of our common stock could fluctuate significantly due to a number of factors, including, but not limited to:
•
our quarterly or annual earnings, or those of other companies in our industry;

•
actual or anticipated fluctuations in our operating results;

•
changes in accounting standards, policies, guidance, interpretations or principles;

•
the public reaction to our press releases, our other public announcements and our filings with the SEC;

•
announcements by us or our competitors of significant acquisitions, dispositions, innovations or new programs and services;

•
changes in financial estimates and recommendations by securities analysts that cover our common stock or the failure of securities analysts to cover our common stock;

•
changes in earnings estimates by securities analysts or our ability to meet those estimates;

•
the operating and stock price performance of other comparable companies;

•
general economic conditions and overall market fluctuations;

•
the trading volume of our common stock;

•
changes in business, legal or regulatory conditions, or other developments affecting participants in our industry, and publicity regarding our business or any of our significant customers or competitors;

•
changes in governmental monetary policies, including the policies of the Federal Reserve;

•
future sales of our common stock by us or our directors, executive officers or significant shareholders; and

•
changes in economic conditions in and political conditions affecting our target markets.

In particular, the realization of any of the risks described in this “Risk Factors” section or under the heading “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated herein by reference, could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock over the short, medium or long-term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of our senior management and could adversely affect our business, financial condition and results of operations.

If securities or industry analysts change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.
The trading market for our common stock could be influenced by the research and reports that industry or securities analysts may publish about us or our business. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock or if our operating results do not meet their expectations, either absolutely or relative to our competitors, our stock price could decline significantly.
Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of the common stock.
Future sales or the availability for sale of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.
Our certificate of formation authorizes us to issue up to 75,000,000 shares of common stock, and           shares will be outstanding immediately after the completion of this offering (or           shares if the underwriters exercise in full their option to purchase additional shares). Certain holders of the shares of our common stock outstanding prior to this offering, including each of our executive officers and directors have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, subject to certain limited exceptions (the “Lock-Up Period”). Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act of 1933, as amended, (the “Securities Act”), subject to any remaining holding period requirements and, if applicable, volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to the such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements, and as substantially all of such shares have been held by our non-affiliates for at least one year, they may be freely resold by such persons. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See “Underwriting — Lock-Up Agreements” in this prospectus supplement.
We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.
We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or under a compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through future sales of our securities.
The holders of our debt obligations will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up of us and with respect to the payment of interest and preferred dividends.
As of December 31, 2021, we had approximately $197.3 million outstanding in aggregate principal amount of subordinated notes held by investors, and, in the aggregate, $30.5 million of junior subordinated debentures issued to four statutory trusts that in turn issued $32.9 million in the aggregate of trust preferred securities. In the future, we may incur additional indebtedness. Upon our liquidation, dissolution or winding up, holders of our common stock will not be entitled to receive any payment or other distribution of assets until after all of our obligations to our debt holders have been satisfied and holders of trust preferred securities have received any payment or distribution due to them. In addition, we are required to pay interest on our outstanding indebtedness before we pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.
We depend on the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy its obligations.
Our primary asset is the Bank. As such, we depend on cash flow through dividends from the Bank to pay our operating expenses and satisfy our obligations, including debt obligations. There are numerous laws and regulations that limit the Bank’s ability to pay dividends to the Company. If the Bank is unable to pay dividends to the Company, we will not be able to satisfy our obligations. These statutes and regulations require, among other things, that the Bank maintain certain levels of capital in order to pay a dividend. Further, federal and state banking authorities have the ability to restrict the Bank’s payment of dividends through supervisory action. See also “Item 1. Business — Regulation and Supervision — Regulatory Limits on Dividends and Distributions” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement.
Our dividend policy may change without notice, our future ability to pay dividends is subject to restrictions, and we may not pay dividends in the future.
In January 2019, we initiated a quarterly cash dividend on our common stock. Holders of our common stock are entitled to receive only such cash dividends as our board of directors may declare out of funds legally available for the payment of dividends. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant. As a bank holding company, our ability to pay dividends is also affected by the policies and enforcement powers of the Federal Reserve, and any future payment of dividends will depend on the Bank’s ability to make distributions and payments to the Company, as these distributions and payments are our principal source of funds to pay dividends. The Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to the Company. In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common stock. See also “Item 1. Business — Regulation and Supervision — Regulatory Limits on Dividends and Distributions” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement.
Shareholders may be deemed to be acting in concert or otherwise in control of us, which could impose notice, approval and ongoing regulatory requirements upon them and result in adverse regulatory consequences for such holders.
We are a bank holding company regulated by the Federal Reserve. Banking laws impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution or a company that controls an FDIC-insured depository institution, such as a bank holding company. These laws include the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act and, for Texas-chartered banks such as the Bank, change of control requirements established by the Texas Finance Code. The determination as to whether an investor “controls” a depository institution or holding company is based on all of the facts and circumstances surrounding the investment.
As a general matter, a party is deemed to control a depository institution or other company if the party (1) owns or controls 25.0% or more of any class of voting stock of the bank or other company, (2) controls the election of a majority of the directors of the bank or other company, or (3) has the power to exercise a controlling influence over the management or policies of the bank or other company. In addition, subject to rebuttal, a party may be presumed to control a depository institution or other company if the investor owns or controls 10.0% or more of any class of voting stock. Ownership by affiliated parties, or parties acting in concert, is typically aggregated for these purposes. “Acting in concert” generally means knowing participation in a joint activity or parallel action towards the common goal of acquiring control of a bank or a parent company, whether or not pursuant to an express agreement. The manner in which this definition is applied in individual circumstances can vary and cannot always be predicted with certainty.
Any shareholder that is deemed to “control” us for regulatory purposes would become subject to notice, approval and ongoing regulatory requirements and may be subject to adverse regulatory consequences. Investors are responsible for ensuring that they do not, directly or indirectly, acquire shares of our stock in excess of the amount that can be acquired without regulatory approval under applicable law. These regulatory constraints on acquisition of our stock could inhibit transactions that would increase the price of our stock.
An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.
An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described in this prospectus supplement. As a result, if you acquire our common stock, you could lose some or all of your investment.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $        million, or approximately $         million if the underwriters exercise in full their option to purchase additional shares, in each case after deducting underwriting discounts and commissions and our estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes and to support our continued growth, including investments in our bank subsidiary and future strategic acquisitions.
Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2021:
•
on an actual basis; and

•
on an as adjusted basis to reflect the sale of        shares of our common stock offered by us at the public offering price of $        per share in this offering, after deducting the underwriting discount and our estimated offering expenses (assuming the underwriters’ option to purchase additional shares from us is not exercised).

This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” included elsewhere in this prospectus supplement, our historical financial statements and related notes incorporated by reference into this prospectus supplement.
	As of December 31, 2021
	Actual	As Adjusted
(Dollars in thousands, except per share amounts)
Cash and cash equivalents
Cash and due from banks	$44,023	$
Interest bearing deposits in other banks	335,761		335,761
Total cash and cash equivalents	$379,784	$
Other borrowings:
Junior subordinated debentures	$30,465		$30,465
Subordinated notes	197,299		197,299
Stockholders’ equity:
Common stock, $0.01 par value per share, 75,000,000 shares authorized; 56,010,423 shares issued and 49,372,329 shares outstanding, actual; and shares issued and shares outstanding, as adjusted	560
Additional paid-in capital	1,142,758
Retained earnings	275,273		275,273
Accumulated other comprehensive income (loss)	64,070		64,070
Treasury stock, 6,638,094 shares at cost	(167,582)		(167,582)
Total stockholders’ equity	$1,315,079		$1,315,079
Total capitalization	$1,542,843	$

DIVIDEND POLICY
Prior to January 2019, we did not declare or pay dividends to holders of our common stock. Commencing in January 2019 we initiated a quarterly cash dividend on our common stock. On January 25, 2022, we announced the declaration of a quarterly cash dividend of $0.20 per share on our outstanding common stock. The dividend was paid on February 25, 2022 to shareholders of record as of the close of business on February 11, 2022.
The timing, declaration, amount and payment of any future cash dividends are at the discretion of our board of directors and will depend on many factors, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant. In addition, there are regulatory restrictions on our ability and the ability of the Bank to pay dividends. See “Item 1A. Risk Factors — Our dividend policy may change without notice, our future ability to pay dividends is subject to restrictions, and we may not pay dividends in the future” and “Item 1. Business — Regulation and Supervision — Regulatory Limits on Dividends and Distributions” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement.

DESCRIPTION OF COMMON STOCK
General
The following discussion summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code (the “TBOC”) and our Second Amended and Restated Certificate of Formation (our “certificate of formation”) and Third Amended and Restated Bylaws (our “bylaws”).
We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws. The terms of our capital stock are therefore subject to Texas law, including the TBOC, and the common and constitutional law of Texas. The following discussion describes the terms of our certificate of formation and bylaws. Our certificate of formation and bylaws have been filed with the SEC as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus is a part, and we encourage you to read those documents.
Our certificate of formation authorizes us to issue up to 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.
Voting Rights
Subject to any special voting rights that may be given to any series of preferred stock that we may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our shareholders. Shareholders are not entitled to cumulate their votes with respect to the election of directors. Directors are elected by a plurality of the votes cast.
Dividend Rights
Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock will be entitled to share equally in all remaining assets after the holders of shares of preferred stock or other senior securities have received the liquidation preference of their shares plus any declared but unpaid dividends, if any, and after all other indebtedness has been retired.
Other
Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.
Listing
Our common stock is listed on The Nasdaq Global Market under the symbol “VBTX.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, whose address is 17 Battery Place, 8th Floor, New York NY 10004.
Business Combinations under Texas Law
A number of provisions of Texas law, our certificate of formation and our bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.
We are subject to the affiliated business combinations provisions of Title 2, Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:
•
the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•
the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

We have more than 100 shareholders and are considered to be an “issuing public corporation” for purposes of this law. The affiliated business combinations provisions of the TBOC do not apply to the following:
•
the business combination of an issuing public corporation where: (a) the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the affiliated business combinations provisions of the TBOC; (b) the corporation adopted an amendment to the certificate of formation or bylaws expressly electing not to be governed by the affiliated business combinations provisions of the TBOC before December 31, 1997; (c) the corporation adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the affiliated business combinations provisions of the TBOC, so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•
a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder: (a) divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder; and (b) would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•
a business combination with an affiliated shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the corporation on December 31, 1996, and continuously until the announcement date of the business combination;

•
a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•
a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the affiliated business combinations provisions of the TBOC. The affiliated business combinations provisions of the TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving Veritex, even if that event would be beneficial to our shareholders.

Action by Written Consent
Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation’s shareholders. Our amended and restated certificate of formation provides for shareholder action by less than unanimous written consent.
Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect
Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:
•
authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•
a requirement that directors only be removed from office for cause and only upon the affirmative vote of the holders of at least four-fifths (4/5) of the outstanding shares of our common stock;

•
a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•
a provision that any special meeting of our shareholders may be called only by a majority of the board of directors, the Chairman, the President or a holder or group of holders of at least 10.0% of our shares entitled to vote at the meeting;

•
no provision providing for the cumulative voting in the election of directors; and

•
a limitation on the ability of shareholders to call special meetings to those shareholders owning at least 10% of all shares entitled to vote in the election of directors at a meeting.

Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of formation will provide that our directors and officers will be indemnified by us to the fullest extent permitted by the TBOC, against all expenses incurred in connection with their service for or on our behalf. In addition, our amended and restated certificate of formation will provide that our directors and officers will not be personally liable for monetary damages to us to the fullest extent permitted by the TBOC.
We have entered into indemnification agreements with our officers and directors pursuant to which they will be indemnified as described above and will be advanced costs and expenses subject to the condition that such officers and directors will reimburse us for all advancements paid if a final judicial determination is made that such officer or director is not entitled to indemnification under applicable law or regulation.
Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement with SunTx and William C. Murphy and certain affiliates of Mr. Murphy (collectively, the “WCM Parties”). Under this agreement, each of these holders may require us to file a registration statement under the Securities Act, including on Form S-3 to the extent such form is available to us, to register the sale of shares of our common stock, subject to certain limitations. These holders may each request a total of two such registrations and only one during any six-month period. In addition, if we propose to register securities under the Securities Act, then the holders who are party to the agreement will have “piggy-back” rights to request that we register their shares of our common stock, subject to certain limitations including quantity limitations determined by underwriters if the offering involves an underwriting. There is no limit to the number of these “piggy-back” registrations in which these holders may request their shares be included. We will bear the registration expenses incurred in connection with these registrations, other than underwriting discounts and commissions, except that the holders will bear the registration expenses incurred in connection with registrations requested and filed prior to the first anniversary of the date of our initial public offering. We have agreed to indemnify these holders against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the agreement.
On November 10, 2015, at the request of SunTx, we filed a registration statement on Form S-3, which became effective on November 25, 2015, registering the sale of all 1,572,370 shares of our common stock owned by SunTx. On December 14, 2016, each of the WCM Parties waived all “piggy-back” rights it had under the registration rights agreement with respect to our registered public offering of common stock on December 20, 2016. On December 19, 2017, at the request of the WCM Parties, we filed a registration statement on Form S-3, which became effective on December 26, 2017, registering the sale of an aggregate of 97,259 shares of common stock owned by Mr. Murphy and certain affiliates controlled by him.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion is a general summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock issued pursuant to this offering by “non-U.S. holders” (as defined below) that acquire our common stock and hold our common stock as a capital asset (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date hereof. These authorities may change or be subject to differing interpretation, possibly with retroactively effect, which could affect the U.S. federal income tax consequences described herein. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of a non-U.S. holder’s ownership or disposition of our common stock.
This discussion does not address all aspects of U.S. federal income taxation (such as the impact of the unearned income Medicare contribution tax or the alternative minimum tax) that may be applicable to investors in light of their particular circumstances, and does not address any state, local, foreign, or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances (such as estate and gift tax laws). In addition, this discussion does not address U.S. federal income tax consequences applicable to non-U.S. holders who are subject to special treatment under U.S. federal income tax, including, but not limited to:
•
certain former citizens or long-term residents of the United States;

•
persons holding our common stock as part of a hedging or conversion transaction or straddle or other integrated investment;

•
banks, insurance companies, or financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or traders in securities or currencies;

•
traders that have elected to mark securities to market;

•
“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other pass-through entities for U.S. federal income tax purposes or investors in partnerships or pass-through entities for U.S. federal income tax purposes;

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who acquired our common stock pursuant to the exercise of any employee stock options or otherwise as compensation; and

•
tax-qualified retirement plans.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you should consult your independent tax advisors as to the particular U.S. federal income tax consequences to you of the ownership and disposition of our common stock.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR COMMON STOCK. IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING

UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ARISING UNDER THE LAWS OF ANY APPLICABLE STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not for U.S. federal income tax purposes:
•
an entity or arrangement treated as a partnership;

•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (a) the administration of which is subject to the primary supervision of a court within the United States and for which one or more “United States persons” as defined under the Code have the authority to control all substantial decisions of the trust, or (b) that has made a valid election under applicable Treasury Regulations to be treated as a United States person as defined under the Code.

Distributions on common stock
We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, in general, if distributions are made to non-U.S. holders with respect to our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent paid out of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will be treated first as reducing the non-U.S. holder’s basis in the common stock and, to the extent it exceeds such non-U.S. holder’s basis, as gain from the disposition of our common stock, the tax treatment of which is discussed below under
“— Disposition of Common Stock.” Any distribution described in this paragraph would also be subject to the discussion below under “— Foreign Account Tax Compliance Act.”
Any dividends paid to you as a non-U.S. holder of our common stock that are not effectively connected with your trade or business within the United States (as described below) will generally be subject to U.S. federal withholding tax at a rate of 30% on the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. Holder furnishes a valid IRS Form W-8BEN or IRS Form W-8BEN-E). A non-U.S. holder of our common stock eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld under these rules by timely filing an appropriate claim for refund, together with the required information, with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Any dividends paid to a non-U.S. holder that are effectively connected with a non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides us or our paying agent with a valid IRS Form W-8ECI (or other applicable successor form) properly certifying such exemption and containing the non-U.S. holder’s taxpayer identification number. Instead, such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person under the Code. In addition, if such non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, such non-U.S. holder may be subject to an additional “branch profits tax” at a rate of 30%, or such lower rate if specified by an applicable income tax treaty, on its effectively connected dividends received. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Disposition of Common Stock
A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on any gain realized upon the disposition of our common stock unless:

•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to tax on a net income basis at the regular graduated U.S. federal income tax rates that apply to United States persons as defined under the Code. A non-U.S. holder that is a foreign corporation also may be subject to a “branch profits tax” as discussed above under “— Distributions on common stock.”
An individual non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax, or such lower rate if specified by an applicable income tax treaty, on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the individual non-U.S. holder (even though the individual is not considered a resident of the United States), provided the individual non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid with respect to our common stock, and (subject to proposed Treasury Regulations) the gross proceeds from the disposition after December 31, 2018, of our common stock paid, to a “foreign financial institution” (as defined in the Code) (regardless of whether the foreign financial institution holds such common stock for its own account or as an intermediary), unless such institution (i) enters into an agreement with the U.S. government and complies with such agreement or (ii) registers with the Internal Revenue Services and complies with an applicable intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) or any foreign law implementing an applicable IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners).
In addition, subject to certain exceptions, FATCA also generally imposes a withholding tax of 30% on dividends paid with respect to our common stock, and (subject to proposed Treasury Regulations) the gross proceeds from the disposition after December 31, 2018, of our common stock paid, to a non-financial foreign entity, unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or provides information to the withholding agent identifying the substantial U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such withholding taxes.
Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their ownership and disposition of our common stock.

UNDERWRITING
We have entered into an underwriting agreement, dated            , 2022, with Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named below (the “representatives”). Subject to certain conditions, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below.
Underwriters	Number of Shares
Keefe, Bruyette & Woods, Inc.
Goldman Sachs & Co. LLC
Raymond James & Associates, Inc.
Piper Sandler & Co.
Stephens, Inc.
Total
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have severally agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel to the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have granted to the underwriters an option to purchase up to      additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, for up to 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of common stock from us in approximately the same proportion as set forth in the table above.
Certain of our directors and officers have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.
Underwriting Discount
The underwriters propose to initially offer shares of our common stock directly to the public at the price set forth on the cover page of this prospectus supplement. If all of the shares of our common stock are not sold at the public offering price, the representatives may change the public offering price and the other selling terms.
The following table shows the public offering price, underwriting discount and proceeds to us, before expenses, on both a per share and aggregate basis. The aggregate amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.
	Per Share	Total No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $      , which includes the following reimbursement to the underwriters. We have also agreed to reimburse the underwriters for up to $125,000 of their legal fees and certain other offering expenses incurred in connection with this offering. In accordance with FINRA Rule 5110, the underwriters’ reimbursed fees and expenses are deemed underwriting compensation for this offering.
Lock-Up Agreements
During the Lock-Up Period, we, and each of our executive officers and directors, have agreed, without the prior written consent of the Representative, not to:
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Exchange Act Rule 16a-1(h), or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether the common stock is owned on the date of this prospectus supplement or acquired after the date of this prospectus supplement, or file or cause to be filed any registration statement relating to any of the restricted activities;

•
enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether the swap, hedge or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise;

•
publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement; or

•
make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exchangeable for shares of our common stock.

These restrictions are expressly agreed to in order to preclude us and our executive officers, directors and certain of our shareholders from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions. In addition, the issuance of shares of common stock as consideration for the pending acquisition of StoneCastle Cash Insured Sweep, LLC and the filing with the SEC of a registration statement or a prospectus supplement under the Securities Act relating to the resale of such shares are exempt from the Lock-Up Period restrictions. The representatives may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.
Nasdaq Listing
Our common stock is listed on Nasdaq under the symbol “VBTX”.
Indemnity
We have agreed to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.
Stabilization Transactions
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including stabilizing transactions, short sales and purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may include the sale by the underwriters of more shares than they are obligated to purchase under the underwriting agreement, creating a short position that may be either a covered short position or a naked short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares described above. The underwriters also may sell shares in excess of their option to purchase additional shares, creating a naked short position to the extent of the excess. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
These transactions may have the effect of raising or maintaining the market price of the shares of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of the shares of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares of our common stock. These transactions may be effected on The Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without notice.
Passive Market Making
In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Prospectus Delivery
A prospectus supplement in electronic format may be made available on the websites maintained by the underwriters. In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate shares of our common stock for sale to online brokerage account holders. Any such allocation of online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus supplement, has not been approved or endorsed by the underwriters or us and should not be relied upon by investors.
Our Relationships with the Underwriters
The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

Goldman Sachs & Co. LLC is serving as financial advisor to us in connection with our pending acquisition of StoneCastle Insured Sweep, LLC, as described above in “Prospectus Supplement Summary —  Recent Developments — Pending Acquisition of StoneCastle Insured Sweep, LLC.”
In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Other Matters
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Investors
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,  provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of the above provisions, the expression “an offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.
In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.
Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
Each joint bookrunner has acknowledged that this offering has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each joint bookrunner has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this offering or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS
The validity of our common stock offered by this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Bracewell LLP, Houston, Texas.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Veritex Holdings, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Veritex Holdings, Inc.
Common Stock
Preferred Stock
Warrants
Subscription Rights
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Purchase Contracts
Purchase Units
Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities listed above may be offered by us and/or may be offered and sold, from time to time, together or separately, in one or more offerings, by one or more selling stockholders to be identified in the future. The securities we may offer may be convertible into or exchangeable for other securities.
This prospectus provides a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The securities may be offered directly by us or any selling stockholder on an immediate, continuous or delayed basis, through agents designated from time to time by us, to or through dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Our common stock is listed on The Nasdaq Global Market under the symbol “VBTX.”

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and contained in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.
These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 19, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration statement, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings up to an indeterminate aggregate dollar amount. The securities we may offer may be convertible into or exchangeable for other securities.
This prospectus provides you with a general description of the securities we and/or one or more selling stockholders may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.veritexbank.com. The reference to our website is not intended to be an active hyperlink and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
References to “we,” “us,” “our,” “Veritex” or the “Company” refer to Veritex Holdings, Inc. and its subsidiaries, unless the context otherwise requires, and references to “Veritex Bank” refer to Veritex Community Bank, National Association.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-36682), which are considered to be a part of this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April, 20, 2020, incorporated by reference therein);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 7, 2020, August 5, 2020 and November 4, 2020, respectively;

•
our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC) filed with the SEC on January 28, 2020, April 28, 2020, May 22, 2020, July 28, 2020 and October 5, 2020 and October 27, 2020; and

•
the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on October 8, 2014, and any amendment or update that we may file with the SEC in the future for the purpose of updating the description of our common stock.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will also be incorporated by reference into this prospectus and deemed to be a part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.veritexbank.com or upon written or oral request by contacting Veritex Holdings, Inc., 8214 Westchester Driver, Suite 800, Dallas, Texas 75225, Attn: Corporate Secretary, telephone: (972) 349-6200. The reference to our website is not intended to be an active hyperlink and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
Neither we, any selling shareholder nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We and any selling shareholder are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of our quarterly cash dividend, impact of certain changes in our accounting policies, standards and interpretations, the effect of the COVID-19 pandemic and actions taken in response thereto, our future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. You should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:
•
risks related to the concentration of our business in Texas, and specifically within the Dallas-Fort Worth metroplex and the Houston metropolitan area, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas-Fort Worth metroplex and the Houston metropolitan area;

•
uncertain market conditions and economic trends nationally, regionally and particularly in the Dallas-Fort Worth metroplex and Texas, including as a result of the COVID-19 pandemic;

•
risks related to the impact of the COVID-19 pandemic on our business and operations;

•
possible additional loan losses and impairment of the collectability of loans, particularly as a result of the COVID-19 pandemic and the programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, including its automatic loan forbearance provisions, and our Paycheck Protection Program lending activities;

•
the effects of regional or national civil unrest;

•
changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

•
risks related to our strategic focus on lending to small to medium-sized businesses;

•
the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses;

•
our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;

•
our ability to recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

•
changes in our accounting policies, standards and interpretations;

•
our ability to retain executive officers and key employees and their customer and community relationships;

•
risks associated with our commercial real estate and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

•
risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

•
our level of nonperforming assets and the costs associated with resolving problem loans, if any, and complying with government-imposed foreclosure moratoriums;

•
potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

•
risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

•
our ability to maintain adequate liquidity (including in compliance with the finalized Basel III capital standards and the effect of the transition to the current expected credit loss methodology for allowances and related adjustments) and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

•
potential fluctuations in the market value and liquidity of our investment securities;

•
the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•
our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting;

•
risks associated with fraudulent and negligent acts by our customers, employees or vendors;

•
our ability to keep pace with technological change or difficulties when implementing new technologies;

•
risks associated with difficulties and/or terminations with third-party service providers and the services they provide;

•
risks associated with unauthorized access, cyber-crime and other threats to data security;

•
potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

•
our ability to comply with various governmental and regulatory requirements applicable to financial institutions;

•
the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs;

•
uncertainty regarding the future of the London Interbank Offered Rate and any replacement alternatives on our business;

•
governmental monetary and fiscal policies, including the policies of the Federal Reserve Board;

•
our ability to comply with supervisory actions by federal and state banking agencies;

•
changes in the scope and cost of FDIC, insurance and other coverage; and

•
systemic risks associated with the soundness of other financial institutions.

We urge you to consider all of these risks, uncertainties and other factors as well as those risks discussed in this prospectus, any applicable prospectus supplement and in the documents incorporated by reference herein and therein, including in our Annual Report on Form 10-K for the year ended December 31, 2019 (and in any of our documents with the SEC that are so incorporated), carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in any forward-looking statement. Any forward-looking statement made in this prospectus, any applicable prospectus supplement or in any report, filing, document or information incorporated by reference in this prospectus or any applicable prospectus supplement speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith, and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus, any applicable prospectus supplement or in any report, filing, document or information incorporated by reference herein or therein.
THE COMPANY
Veritex Holdings, Inc. is a Texas corporation and bank holding company headquartered in Dallas, Texas. Through our wholly owned subsidiary, Veritex Bank, a Texas state chartered bank, we provide relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Beginning at our inception, we initially targeted customers and focused our acquisitions primarily in the Dallas metropolitan area, which we consider to be Dallas and the adjacent communities in North Dallas. Our current primary market now includes the broader Dallas-Fort Worth metroplex, which also encompasses Arlington, and the Houston metropolitan area. As we continue to grow, we may expand to other metropolitan banking markets in Texas.
As of September 30, 2020, we had total assets of $8.7 billion and total liabilities of $7.5 billion. Our common stock is traded on the Nasdaq Global Market under the symbol “VBTX.” Our principal executive offices are located at 8214 Westchester Drive, Suite 800, Dallas, Texas 75225, and our telephone number is (972) 349-6200. Additional information about us and our subsidiaries may be found in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”
RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition and results of operations.
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.
We will not receive any proceeds from the sale of securities by selling stockholders, except as otherwise stated in an applicable prospectus supplement.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Covington & Burling LLP, New York, New York, and D. Woodard Glenn, P.C., Dallas, Texas. If legal matters are passed upon for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Shares
Veritex Holdings, Inc.
Common Stock
Prospectus Supplement
Joint Bookrunners		Passive Bookrunner
Keefe, Bruyette & Woods A Stifel Company	Goldman Sachs & Co. LLC	Raymond James
Co-Managers
Piper Sandler	Stephens Inc.
           , 2022